EXHIBIT 99.01
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DSL.net
More than just DSL...

                            545 Long Wharf Drive, 5th floor, New Haven, CT 06511
                                           Tel: 1-877-DSL-NET1 Fax: 203-624-3612
                                            Email: info@dsl.net Web: WWW.DSL.NET

DSL.net Receives Nasdaq Notice Regarding Listing

- Company to File Appeal of Nasdaq De-Listing Determination -

NEW HAVEN, Conn. -(BUSINESS WIRE), April 22, 2004 - DSL.net, Inc. (NASDAQ:
DSLN), a leading nationwide provider of broadband communications services to businesses, today announced that it received a Nasdaq staff determination indicating that the Company's common stock failed to comply with the $1.00 closing bid price per-share requirement for 10 consecutive trading days as set forth in the Nasdaq's Marketplace Rules 4310(c)(4) and 4310(c)(8)(D). As a result, DSL.net common stock is subject to de-listing from the Nasdaq SmallCap Market.

DSL.net intends to appeal the Nasdaq staff determination on or before Tuesday, April 27, 2004. In accordance with applicable Nasdaq Marketplace Rules, the Company intends to request a hearing before a Nasdaq Listing Qualifications Panel to review the staff determination. That review will determine whether DSL.net will continue to be listed on the Nasdaq SmallCap Market. Under the Nasdaq's rules, the de-listing process is postponed pending the hearing and the Panel's decision.

Since there can be no assurance that the Panel will act favorably on the Company's appeal, DSL.net is concurrently taking other actions to preserve a continued trading market or exchange for the Company's common stock.

ABOUT DSL.net
DSL.net, Inc. is a leading nationwide provider of broadband communications services to businesses. The Company combines its own facilities, nationwide network infrastructure and Internet Service Provider (ISP) capabilities to provide high-speed Internet access, private network solutions and value-added services directly to small- and medium-sized businesses or larger enterprises looking to connect multiple locations. DSL.net product offerings include T-1, DS-3 and business-class DSL services, virtual private networks (VPNs), frame relay, Web hosting, DNS management, enhanced e-mail, online data backup and recovery services, firewalls and nationwide dial-up services; as well as integrated voice and data offerings in select markets. For more information, visit WWW.DSL.NET, e-mail INFO@DSL.NET or call 1-877-DSL-NET1 (1-877-375-6381).

This press release may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, to the extent it does, these forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond DSL.net's control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties associated with DSL.net's business include, among other things, (i) fluctuations in DSL.net's quarterly operating results, which could adversely affect the price of its common stock; (ii) DSL.net's failure to generate sufficient revenue, contain certain discretionary spending, achieve certain other business plan objectives, or obtain additional debt or equity financing, which could have a material adverse effect on DSL.net's results of operations or financial position, or cause it to restructure its operations to further reduce operating costs; and (iii) risks associated with the possible removal of DSL.net's common stock from the Nasdaq SmallCap Market, which removal could adversely impact the pricing and trading of DSL.net's common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. DSL.net undertakes no obligation, and disclaims any obligation, to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks faced by DSL.net, see the disclosure contained under "Risk Factors" in DSL.net's Annual Report on Form 10-K for the year ended December 31, 2003, which has been filed with the Securities and Exchange Commission.


DSL.net is a trademark of DSL.net, Inc.

Contacts:

            Media:                                 Investors
            Joe Tomkowicz                          Bob DeSantis
            203-782-3885                           203-782-3267
            JTOMKOWICZ@DSL.NET                     INVESTORS@DSL.NET